Exhibit 99

Stem Completes Acquisition of AlsoEnergy
Solidifies Stem as global-leader in AI-driven software intelligence for clean energy assets
Drives immediate accretion and accelerates Stem’s software growth
SAN FRANCISCO– February 1, 2022 – Stem, Inc. (“Stem” or “the Company”) (NYSE: STEM), a global leader in artificial intelligence (AI)-driven energy storage software and services, today announced that it has completed its previously announced acquisition of Also Energy Holdings, Inc. (“AlsoEnergy”). Through this acquisition, Stem solidifies its position as a global leader in clean energy intelligence and optimization software, adding 32.85 gigawatts (GW) of solar assets under management in more than 50 countries.
John Carrington, Chief Executive Officer of Stem, commented, “We are very pleased to begin this new chapter of the combined company. The acquisition of AlsoEnergy is a significant milestone for Stem and represents accretive high margin software products, marquee customers, and a substantial increase of assets under management. Together, our employees will help accelerate the tremendous growth of renewable energy onto the power grid. Our market-leading software solutions will unlock significant value for our customers as they increasingly seek to manage and optimize integrated solar and energy storage assets. We expect the combination to be immediately accretive and will boost our growth, enhance our margins, and accelerate our expansion as a global provider of clean energy intelligent software solutions.”
The transaction combines AlsoEnergy’s market-leading solar asset performance monitoring and control platform, PowerTrack, with Stem’s best-in-class AI-driven analytics platform, Athena®. The combined company will deliver a compelling one-stop-shop solution for front-of-meter and commercial & industrial (C&I) customers with solar and storage needs.
In the fiscal year ended December 31, 2020, AlsoEnergy generated approximately $49 million in revenue and realized a 60% gross margin across its software, grid edge monitoring, controls, and services businesses. AlsoEnergy will continue to operate under its own brand and provide the same services to its customers in the immediate timeframe.
The Company intends to provide combined company guidance for full-year 2022, inclusive of AlsoEnergy, when it releases fourth quarter 2021 and full-year 2021 financial results.
Robert Schaefer, former Chief Executive Officer of AlsoEnergy, who has assumed the role of President of AlsoEnergy, a Stem company, commented, “The AlsoEnergy team is thrilled to join Stem. Our combined company’s market leading offerings in solar and energy storage management and optimization will create many opportunities for our customers to enhance their energy asset performance. We are excited to build the future of energy optimization software and services together.”
About Stem, Inc.
Stem (NYSE: STEM) provides solutions that address the challenges of today’s dynamic energy market. By combining advanced energy storage solutions with Athena®, a world-class AI-powered analytics platform, Stem enables customers and partners to optimize energy use by automatically switching between battery power, onsite generation and grid power. Stem’s solutions help enterprise customers benefit from a clean, adaptive energy infrastructure and achieve a wide variety of goals, including expense reduction, resilience, sustainability, environmental and corporate responsibility and innovation. Stem also offers full support for solar partners interested in adding storage to standalone, community or commercial solar projects – both behind and in front of the meter. With the acquisition of AlsoEnergy, Stem is a leader in clean energy intelligence and optimization, bringing project developers, asset owners and commercial customers an integrated solution to maximize the value of solar and energy storage. For more information, visit www.stem.com.
Cautionary Statement regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not statements of historical fact, such as the expected benefits and synergies of the transaction, expected future opportunities for the combined company, forecasts regarding future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance, are forward-looking statements within the meaning of the federal securities laws. Stem can give no assurance that such forecasts, expectations, beliefs, plans or assumptions will prove correct. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from expectations or results projected or implied by such forward-looking statements. These risks include, but are not limited to: challenges, disruptions and costs of integrating the combined companies and achieving anticipated synergies, or such synergies taking longer to realize than expected; risks that the transaction disrupts current plans and operations that may harm the combined company’s business; the amount of any costs, fees, expenses, impairments and charges related to the transaction; uncertainty as to the effects of the transaction on the combined company’s financial performance; uncertainty as to the effects of the transaction on the long-term value of Stem’s common stock; the business, economic and political conditions in the markets in which Stem and AlsoEnergy operate; the effect of the coronavirus pandemic on the workforce, operations, financial results and cash flows of the combined company; the combined company’s ability to continue to grow and to manage its growth effectively; the combined company’s ability to develop innovative new technologies and remain market leaders; the combined company’s ability to attract and retain qualified employees and key personnel; the combined company’s ability to comply with, and the effect on their businesses of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards; and other risk factors that are discussed in Stem’s most recent reports on Form 10-K, Form 10-Q, Form 8-K and other filings with the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. The forward-looking statements speak only as of the date of this press release, and Stem disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Stem Investor Contacts
Ted Durbin, Stem
Marc Silverberg, ICR

IR@stem.com

Stem Media Contacts
Cory Ziskind, ICR
stemPR@icrinc.com